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                              AMENDMENT NUMBER 2 TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT


         Pursuant to the Transfer Agency and Service Agreement between THE HARTFORD MUTUAL FUNDS, INC. and HARTFORD ADMINISTRATIVE SERVICES COMPANY dated as of November 1, 2001, THE HARTFORD EQUITY INCOME FUND is hereby included as a new Fund in accordance with the Additional Funds provision of Section 10 of the Agreement. All provisions in the Agreement shall apply to The Hartford Equity Income Fund.


                                    THE HARTFORD MUTUAL FUNDS, INC.
                                    on behalf of:
                                    The Hartford Equity Income Fund


                                    By:/s/ David M. Znamierowski
                                       -----------------------------------------
                                            David M. Znamierowski
                                            President


                                    HARTFORD ADMINISTRATIVE SERVICES COMPANY


                                    By:     /s/ David M. Znamierowski
                                            ------------------------------------
                                            David M. Znamierowski
                                            Senior Vice President





Effective Date:  August 25, 2003